SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 1, 2004

HORIZON HEALTH CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-13626	75-2293354
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 Waters Ridge Drive Lewisville, Texas	75057-6011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 420-8200

Not Applicable

(former address if changed since last report)

Item 9.01. Financial Statements and Exhibits

On June 10, 2004, Horizon Health Corporation (the “Company”) filed a Current Report on Form 8-K to report the Company’s acquisition on June 1, 2004 of the assets of PSH Acquisition Corporation (D/B/A Poplar Springs Hospital), a Virginia corporation pursuant to an Asset Purchase Agreement dated May 13, 2004. Pursuant to Item 7 of Form 8-K, on August 5, 2004, the Company filed a Form 8-K/A containing certain required financial information associated with this acquisition. On February 25, 2005 a second amendment to Form 8-K/A was filed to provide additional pro forma information through the Company’s fiscal year end.

This third amendment is being filed to amend the 8-K/A filed on August 5, 2004 as a result of additional review procedures performed on PSH Acquisition Corporation subsequent to the original filing. The revisions included in this filing represent adjustments to PSH Acquisition Corporation’s consolidated balance sheet as of May 31, 2004 and the consolidated statements of cash flows for the five months ended May 31, 2004 and 2003. More specifically, a $1.5 million adjustment decreasing accounts payable and increasing retained earnings is being reflected in this amended filing. At May 31, 2004 accounts payable was overstated and retained earnings was understated due to the recognition of a $1.5 million distribution liability that did not exist until the sale of the assets of PSH Acquisition Corporation on June 1, 2004. The effect of the $1.5 million adjustment has also been incorporated in PSH Acquisition Corporation’s consolidated statement of cash flows for the five months ended May 31, 2004. In addition, other minor reclassifications have been included in PSH Acquisition Corporation’s statements of cash flows for the five months ended May 31, 2004 and 2003. The above referenced adjustments have been included in the May 31, 2004 pro forma consolidated balance sheet. These adjustments do not impact or change the pro forma consolidated results, which were presented in the original filing. The original filing is presented in its entirety inclusive of the adjustments previously noted.

(a) Financial statements of business acquired

(i)	Included herein as pages S-1 - S-14 are (a) the audited balance sheets as of December 31, 2003 and 2002, (b) the related statements of income, changes in equity and cash flows for the years ended December 31, 2003 and 2002, (c) the related notes to the financial statements for such periods, and (d) accompanying Report of Independent Auditors.

(ii)	Included herein as pages S-15 - S-21 are (a) the unaudited balance sheet as of May 31, 2004 and (b) the unaudited consolidated statements of operations and cash flows for the five months ended May 31, 2004 and 2003, and (c) the related notes to the financial statements for such periods.

(b) Pro forma financial information

The following pro forma financial information, together with accompanying summary and notes, is included herein as S-22 - S-26.

(i)	Horizon Health Corporation unaudited pro forma consolidated balance sheet as of May 31, 2004.

(ii)	Horizon Health Corporation unaudited pro forma consolidated statement of operations for the nine months ended May 31, 2004.

(iii)	Horizon Health Corporation unaudited pro forma consolidated statement of operations for year ended August 31, 2003.

2

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON HEALTH CORPORATION
(Registrant)

By:	/s/ David K. Meyercord
Name:	David K. Meyercord
Title:	Senior Vice President – Administration and General Counsel

Date: March 9, 2005

3

FINANCIAL STATEMENTS

PSH Acquisition Corporation

As of December 31, 2003 and 2002

For the years ended December 31, 2003 and 2002

Accompanying Report of Independent Auditors.

PSH Acquisition Corporation

Financial Statements

As of December 31, 2003 and 2002

and for the Years ended December 31, 2003 and 2002

Report of Independent Auditors

Board of Directors

PSH Acquisition Corporation

(D/B/A Poplar Springs Hospital)

We have audited the accompanying balance sheets of PSH Acquisition Corporation (D/B/A Poplar Springs Hospital) as of December 31, 2003 and 2002, and the related statements of income, changes in equity and cash flows for the years then ended. These financial statements are the responsibility of the management of PSH Acquisition Corporation (D/B/A Poplar Springs Hospital). Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PSH Acquisition Corporation (D/B/A Poplar Springs Hospital) as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Goodman & Company

Richmond, Virginia

February 6, 2004, except for Note 11 as to which the date is June 1, 2004.

PSH Acquisition Corporation

Balance Sheets

December 31,	2003	2002
Assets
Current assets
Cash	$1,254,681	$1,209,154
Accounts receivable – net	3,022,041	2,743,769
Prepaid expenses	56,967	66,261
Inventories	74,411	74,411
Due from third-party payors	60,565	20,226

Total current assets	4,468,665	4,113,821

Property and equipment – net	10,436,137	6,322,708
Construction-in-progress	—	677,182
Other assets
Deferred acquisition and financing costs	133,839	233,759
Other investments	31,490	36,816

	$15,070,131	$11,384,286

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$1,272,967	$1,148,245
Due to third-party payors	81,648	342
Line of credit	450,000	559,327
Current portion of long-term debt	533,517	298,700

Total current liabilities	2,338,132	2,006,614

Long-term debt – less current portion	8,162,689	5,416,037

Total liabilities	10,500,821	7,422,651

Stockholders’ equity	4,569,310	3,961,635

	$15,070,131	$11,384,286

The accompanying notes are an integral part of these financial statements.

PSH Acquisition Corporation

Statements of Income

Years Ended December 31,	2003	2002
Revenue
Net patient service revenue	$17,842,650	$17,539,449
Interest income	9,154	22,379
Other revenue	37,880	36,969
Bad debts recovered	123,096	38,166
Realized loss on sale of marketable securities	—	(15,425)

Total revenue	18,012,780	17,621,538

Operating expenses
Salaries and wages	9,295,104	8,333,367
Employee benefits	1,494,087	1,377,762
Supplies	1,396,917	1,216,861
Other	790,504	684,616
Professional fees	632,169	698,798
Miscellaneous contracted services	587,981	571,800
Depreciation	432,717	348,116
Insurance	273,244	138,864
Interest	269,493	278,428
Utilities	242,796	232,116
Bad debt expense	161,096	454,847
Repairs and maintenance	158,191	112,659
Contract labor	156,401	187,723
Lease expense	119,971	97,087
Amortization	30,974	30,975

Total expenses	16,041,645	14,764,019

Net income	$1,971,135	$2,857,519

The accompanying notes are an integral part of these financial statements.

PSH Acquisition Corporation

Statements of Changes in Equity

Years Ended December 31, 2003 and 2002

	Capital Stock	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance – December 31, 2001	$564,100	$2,849,519	$(7,940)	$3,405,679
Net income	—	2,857,519	—	2,857,519
Unrealized gain on securities available-for-sale	—	—	7,940	7,940
Distributions to stockholders	—	(2,309,503)	—	(2,309,503)

Balance – December 31, 2002	564,100	3,397,535	—	3,961,635
Net income	—	1,971,135	—	1,971,135
Distributions to stockholders	—	(1,363,460)	—	(1,363,460)

Balance – December 31, 2003	$564,100	$4,005,210	—	$4,569,310

The accompanying notes are an integral part of these financial statements.

PSH Acquisition Corporation

Statements of Cash Flows

Years ended December 31,	2003	2002
Cash flows from operating activities
Net income	$1,971,135	$2,857,519
Adjustments to reconcile to net cash from operating activities:
Depreciation and amortization	463,691	379,091
Bad debt expense	161,096	454,847
Loss on investment	5,326	4,059
Realized loss on sale of marketable securities	—	15,425
Change in:
Accounts receivable	(439,368)	(935,717)
Prepaid expenses	9,294	34,636
Inventories	—	(21,494)
Due from third-party payors	(40,339)	(19,884)
Accounts payable and accrued liabilities	65,849	90,755
Due to third-party payors	81,306	(21,782)

Net cash from operating activities	2,277,990	2,837,455

Cash flows from investing activities
Purchase of property and equipment	(3,741,145)	(406,084)
Payment of construction-in-progress costs	—	(677,182)
Proceeds from sale of marketable securities	—	261,081
Purchase of other investments	—	(10,000)
Payment for loan closing costs	—	(68,947)

Net cash from investing activities	(3,741,145)	(901,132)

Cash flows from financing activities
Proceeds from line of credit	1,229,922	809,327
Payments of line of credit	(1,339,249)	(250,000)
Payments of long-term debt	(318,531)	(285,263)
Payment of distributions	(1,363,460)	(2,309,503)
Proceeds from long-term debt	3,300,000	—

Net cash from financing activities	1,508,682	(2,035,439)

Net change in cash	45,527	(99,116)

Cash – beginning of year	1,209,154	1,308,270

Cash – end of year	$1,254,681	$1,209,154

Supplemental disclosure of cash flow information
Cash paid for interest	$272,645	$278,210

The accompanying notes are an integral part of these financial statements.

PSH Acquisition Corporation

Notes to Financial Statements

December 31, 2003 and 2002

1.	Organization and Nature of Business

PSH Acquisition Corporation D/B/A Poplar Springs Hospital (Hospital), a Virginia S Corporation, was incorporated on September 26, 1996. The hospital, located in Petersburg, Virginia, is primarily engaged in assisting adolescents and adults in overcoming behavioral health challenges through residential treatment and acute hospitalization.

2.	Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Hospital considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

Inventories

Inventories are stated at the lower of cost, determined by the first-in, first-out method, or market. Slow-moving and obsolete items are written-down to net realizable value.

Property and Equipment

Property and equipment is stated at cost. Expenditures for repairs and maintenance are charged to income as incurred. Additions and betterments are capitalized. The cost and related accumulated depreciation on property and equipment sold or otherwise disposed of are removed from the accounts and any gain or loss is reported as current years revenue or expense.

Depreciation is provided for using the straight-line method over the estimated useful lives as follows for the major classes of assets:

Buildings and improvements	30 – 40 years
Furniture, fixtures, and equipment	3 – 20 years
Land improvements	10 years

Deferred Acquisition and Financing Costs

Acquisition costs and financing costs incurred in connection with the acquisition of the assets from Poplar Springs Holding Company (PSHC) and the issuance of long-term debt as described in Note 4 were deferred and are being amortized using the effective interest method over the term of the related debt. Accumulated amortization on deferred financing costs was $15,197 and $7,599 as of December 31, 2003 and 2002, respectively. Accumulated amortization on deferred acquisition costs and related financing costs was $160,708 and $137,333 as of December 31, 2003 and 2002, respectively.

Net Patient Service Revenue

Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors, and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors. Retroactive adjustments, including revisions to estimated settlements as a result of audits by the intermediary, are accrued on an estimated basis in the period their related services are rendered and adjusted in future periods as final settlements are determined.

PSH Acquisition Corporation

Notes to Financial Statements (continued)

Net patient services revenue for the Hospital for the year ended December 31, 2003, includes approximately $762,000, $1,275,000, and $7,977,000 ($1,008,000, $1,109,000, and $5,895,000 for 2002) for services provided to beneficiaries of the Department of Defense managed care program (TriCare), formerly the Civilian Health and Medical Program of the Uniformed Services (CHAMPUS), the Centers for Medicare and Medicaid Services (CMS), formerly the Health Care Financing Administration (Medicare) and the Virginia Department of Medical Assistance Services (Medicaid), respectively, under the provision of reimbursement arrangements in effect that provide for payments to the Hospital at amounts different from its established rates.

A summary of the payment arrangements with major third-party payors follows:

TriCare: Services are provided under fixed-price contracts.

Medicare: Inpatient acute care services rendered to Medicare program beneficiaries are paid at tentative rates per patient day. Defined capital costs and certain outpatient services related to Medicare beneficiaries are paid based on a cost reimbursement methodology. The Hospital is reimbursed for cost reimbursable items at a tentative rate with final settlement determined after submission of annual cost reports by the Hospital and audits thereof by the Medicare fiscal intermediary.

Medicaid: Inpatient acute care services rendered to Medicaid program beneficiaries are paid at prospectively determined rates per patient day.

Revenues from the Medicare and Medicaid programs each accounted for approximately 50% and 43% of the Hospitals’ net patient service revenue for the years ended December 31, 2003 and 2002, respectively. Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Hospital believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigation involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

Credit Risk

At times, the Hospital may have cash and cash equivalents at a financial institution in excess of insured limits. The Hospital places its cash and cash equivalents with high credit quality financial institutions whose credit ratings are monitored by management to minimize credit risk. Concentrations of credit risk with respect to patient receivables are limited due to the large number of state and federally assisted patients at the Hospital.

Advertising Costs

The Hospital follows the policy of charging the costs of advertising to expense as incurred. At December 31, 2003 and 2002, advertising expense was $134,106 and $143,547, respectively.

Income Tax

The stockholders have elected under the Internal Revenue Code to be an S Corporation. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Hospitals’ taxable income. Therefore, no provision or liability for federal or state income taxes has been included in the financial statements.

PSH Acquisition Corporation

Notes to Financial Statements (continued)

Other Investments

One of the other investments consists of the Hospital’s investment in a limited liability corporation (LLC) which was formed to establish and maintain a statewide network of health care organizations, which provide a comprehensive array of youth and family services. The primary purpose of the LLC is to negotiate and contract with managed care plans.

Also included in other investments is an amount representing a return on equity as a result of the Hospital’s membership in The Reciprocal Group, an organization formed to provide liability insurance to health care organizations throughout Virginia. This organization was placed in receivership by the Commonwealth of Virginia’s State Corporation Commission’s Bureau of Insurance in December 2002; therefore the Hospitals’ remaining equity investment was reduced to its net realizable value and a loss in the amount of $4,059 was recognized during 2002.

Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, which may have an impact on future periods.

Reclassifications

Certain comparative figures have been reclassified to conform with the current year’s financial statement presentation.

Charity Care

The Hospital provides care to patients who meet certain criteria under its charity care policy without charge or at amounts less than its established rates. Because the Hospital does not pursue collection of amounts determined to qualify as charity care, they are not reported as revenue.

Receivables and Bad Debts

Accounts receivable are carried at their estimated realizable value, net of an estimated allowance for uncollectible accounts. The allowance for uncollectible accounts was $598,366 and $764,643 at December 31, 2003 and 2002, respectively.

PSH Acquisition Corporation

Notes to Financial Statements (continued)

3.	Property and Equipment and Construction-in-Progress

Property and equipment consists of the following at December 31:

	2003	2002
Land and improvements	$596,423	$564,510
Buildings and improvements	8,204,494	4,239,647
Furniture, fixtures, and equipment	3,987,598	3,442,042

	12,788,515	8,246,199
Less – accumulated depreciation	(2,352,378)	(1,923,491)

	$10,436,137	$6,322,708

During 2002, the Hospital acquired St. Vincents School, (now called “Poplar West Academy”), which is adjacent to the hospital, including land and buildings for the amount of $559,237. The Hospital renovated the space for additional residential units and a dayschool program. The land, buildings, and capitalized fees incurred as of December 31, 2002 are reported on the balance sheet as construction-in-progress in the amount of $677,182. During 2003, construction was completed and Poplar West Academy began operations. During 2003, the construction-in-progress costs were reclassified to land, building, and equipment upon the completion of the renovation of this property.

4.	Long-Term Debt and Lines of Credit

Long-term debt consists of the following:

	2003	2002
BB&T term loan note	$5,396,206	$5,714,737
BB&T term note	3,300,000	—
BB&T line of credit	450,000	559,327

	9,146,206	6,274,064
Less – current portion	(983,517)	(858,027)

	$8,162,689	$5,416,037

Effective February 15, 1997, the Hospital entered into an asset purchase agreement (Agreement) with PSHC, a subsidiary of Columbia/HCA Healthcare Corporation, for the purchase of all assets owned by PSHC and employed in its operation, except as specifically excluded by the Agreement. In order to purchase the tangible and intangible assets of PSHC, the Hospital borrowed $7,000,000, from FINOVA Capital Corporation (FINOVA). The remaining balance on the FINOVA notes was refinanced with Branch Banking and Trust Company of Virginia (BB&T) with a term loan and a line of credit on December 21, 2001. New loan costs to be amortized over the term of the BB&T term loan are $75,986.

Under the terms of the BB&T term loan in the amount of $6,000,000, 119 monthly payments of $46,097 are due, commencing in January 2002, bearing interest at a monthly rate equal to the London Interbank Offered Rate (LIBOR) plus 2.15%. The interest rate was not to exceed a fixed maximum rate of 8.50% and was not to decrease below a minimum of 4.50%. The interest rate at December 31, 2002 was 4.50%, the minimum rate. On April 21, 2003, the note was modified to adjust the monthly payment amount to $42,658 and to adjust the interest rate equal to the LIBOR plus 1.90%, not to exceed a fixed maximum rate of 7.25%, nor to decrease below a minimum of 3.2%. The interest rate at December 31, 2003 was 3.2%, the minimum rate. All remaining principal and accrued interest is due on December 21, 2011.

PSH Acquisition Corporation

Notes to Financial Statements (continued)

Under the terms of the BB&T line of credit, the Hospital may borrow up to $1,500,000, increased from $1,000,000 on December 5, 2003, payable in monthly installments of interest only at a rate equal to the LIBOR plus 1.9% (3.02% at December 31, 2003). Principal and accrued interest is due in full at maturity on December 5, 2004, extended from December 31, 2003.

In addition, on December 23, 2002, the Hospital entered into a separate line of credit agreement with BB&T for a maximum of $3.3 million, all of which was unused at December 31, 2002, to finance the acquisition and renovation of the Poplar West Academy property through completion, but no later than December 31, 2003; at which time the line converted to a term loan to mature December 31, 2013. The interest rate will not exceed a fixed maximum rate of 7.25%, nor decrease below a minimum of 3.20%. Accrued interest is payable monthly at a rate equal to the LIBOR plus 1.90% (3.27% at December 31, 2003). Payments on this term loan will commence January 31, 2004 in 119 monthly installments of $24,405. All remaining principal and interest is due upon maturity on December 31, 2013.

The terms of all obligations required the Hospital to maintain certain financial ratios for net worth and debt coverage. In addition, the debt restricts and limits additional borrowings, payment of distributions and capital expenditures. The Hospital has a waiver from the bank excluding the capital expenditures for the purchase and renovation of the Poplar West Academy property described in Note 3 from the debt covenants. At December 31, 2003 and 2002, management of the Hospital believed it was in compliance with all restrictive covenants outlined in the new debt agreement. Borrowings are collateralized by substantially all of the property, plant and equipment and intangible assets of the Hospital.

Estimated principal repayments on long-term debt for future years ending December 31, are as follows:

2004	$983,517
2005	551,553
2006	569,465
2007	587,957
2008	607,050
Later years	5,846,664

$9,146,206

5.	Retirement Plan

The Hospital sponsors a 401(k) profit sharing plan that covers substantially all employees who have six months of service and are age eighteen or older. Contributions to the plan are determined by the Board of Directors and may be matching or profit sharing. The Hospital made matching contributions to the plan of approximately $64,300 and $88,000 for the years ended December 31, 2003 and 2002, respectively.

6.	Malpractice Insurance

The Hospital was a member of The Reciprocal Group (TRG), a reciprocal insurance company that provided the Hospital and other health care organizations, professional and other liability insurance coverage. The ultimate cost of the insurance was based on the collective experience of the health care organizations that were members of TRG. The malpractice insurance coverage with TRG was on the claims-made basis.

PSH Acquisition Corporation

Notes to Financial Statements (continued)

As indicated in Note 2, the Commonwealth of Virginia’s State Corporation Commissions’ Bureau of Insurance placed TRG in receivership. As a result, the Hospital’s relationship with TRG was terminated as of February 14, 2003. On February 14, 2003, the Hospital obtained malpractice coverage on a claims-made basis with another insurance carrier.

7.	Receivables by Payor

The Hospital grants credit without collateral to its patients insured under third-party payor agreements. The mix of net receivables from patients and third-party payors is as follows at December 31:

	2003	2002
Tricare	2%	8%
Medicare	3	2
Medicaid	37	32
Other	58	58

	100%	100%

8.	Commitments

On November 1, 2001, the Hospital entered into an operating lease for a residential treatment facility in Front Royal, Virginia. On July 1, 2002, the Hospital entered into a separate operating lease agreement at the same facility for additional space. The initial terms of both leases are for four years, terminating October 31, 2005, and June 30, 2006, respectively, with the option to renew and renegotiate the terms. Payments are made on a monthly basis increasing by 3% on the anniversary date of the lease. The amount of lease expense was $119,971 and $97,087 for the years ending December 31, 2003 and 2002, respectively.

Future commitments under noncancelable operating leases for years ending December 31, are as follows:

2004	$123,881
2005	116,593
2006	32,053

$272,527

9.	Common Stock

The Hospital has 5,000 shares authorized and 1,000 shares outstanding. The stock has no par value per share.

10.	Contingencies

During the ordinary course of business the Hospital has been involved in threatened litigation and claims. In the opinion of the Hospital’s legal counsel and management, any liability resulting from such litigation would not be material in relation to the Hospital’s financial position.

PSH Acquisition Corporation

Notes to Financial Statements (continued)

11.	Subsequent Events

On January 22, 2004, the Hospital entered into a contract to sell land consisting of approximately 1.60 acres for $250,000. Settlement of the contract occurred on May 26, 2004 and, upon payment of the real estate commission and other closing costs of $25,250, the Hospital received $224,750 of proceeds from the sale of this land.

On May 13, 2004, the Hospital entered into an asset purchase agreement, with an effective date of June 1, 2004, with HHC Poplar Springs, Inc (HHC), (a subsidiary of Horizon Health Corporation). The Hospital sold the majority of its assets for approximately $29.5 million, including the assumption of approximately $409,000 of liabilities. The asset purchase agreement also provides for additional variable payments in future years based on the performance of all of the various facilities and programs of the Hospital. Horizon Health Corporation unconditionally and irrevocably guaranteed the performance of all of the provisions of the asset purchase agreement. On June 1, 2004, the Hospital used some of the proceeds from the sale of these assets to retire all of its existing long-term debt, its outstanding line of credit balances, and related accrued interest in the amount of $9,215,081.

* * * * *

PSH ACQUISITION CORPORATION

Unaudited Historical Financial Statements

As of May 31, 2004 and for the Five Months ended May 31, 2004 and 2003

PSH ACQUISITION CORPORATION

Consolidated Balance Sheet (Unaudited)

As of May 31, 2004

Restated 2004
CURRENT ASSETS:
Cash and cash equivalents	$697,311
Accounts receivable, net	3,671,555
Prepaid expenses and supplies	677,888
Other receivables	47,912

TOTAL CURRENT ASSETS	5,094,666

Property and equipment, net	10,326,713

Other non-current assets	152,422

TOTAL ASSETS	$15,573,801

CURRENT LIABILITIES:
Accounts payable	$574,025
Employee compensation and benefits	735,894
Accrued expenses	36,686
Current portion of long-term debt	1,225,657

TOTAL CURRENT LIABILITIES	2,572,262

Long-term debt	7,973,467

TOTAL LIABILITIES	10,545,729

Commitments and contingencies

STOCKHOLDERS’ EQUITY:
Common stock	564,100
Retained earnings	4,463,972

5,028,072
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$15,573,801

PSH ACQUISITION CORPORATION

Consolidated Statements of Operations (Unaudited)

For the five months ended May 31, 2004 and 2003

	2004	2003
Net patient service revenue	$9,046,530	$7,356,206
Cost of services	7,319,484	5,928,515

Gross profit	1,727,046	1,427,691

Provision for (recovery of) doubtful accounts	164,928	(7,564)
Depreciation and amortization	220,161	160,111

Operating income	1,341,957	1,275,144

Other expense:
Interest expense	127,202	112,705

Net income	$1,214,755	$1,162,439

PSH ACQUISITION CORPORATION

Consolidated Statements of Cash Flows (Unaudited)

For the five months ended May 31, 2004 and 2003

	Restated
	2004	2003
Cash flows from operating activities:
Net Income	$1,214,755	$1,162,439
Adjustment to reconcile net income to net cash provided by operating activities:
Provision for depreciation and amortization	220,161	160,111
Bad debt expense	195,273	40,308
Loss on investment	—	5,327
Changes in assets and liabilities
Accounts receivable	(844,787)	142,494
Due to/from third party	(54,844)	(15,248)
Inventories	(33,208)	—
Prepaid expense and other	(513,302)	(304,560)
Accounts payable and accrued expenses	145,432	(190,821)
Accrued salaries	(147,362)	(68,267)
Accrued vacation	50,668	23,328
Accrued interest	10,754	(2,963)

Net cash provided by operating activities	243,540	952,148

Cash flows from investing activities:
Acquisition of property and equipment	(97,832)	(935,648)

Net cash used in investing activities	(97,832)	(935,648)

Cash flows from financing activities:
Change in revolver line	249,366	(29,405)
Repayment of long-term obligations	(196,448)	688,118
Dividend distribution	(755,996)	(922,091)

Net cash used in financing activities	(703,078)	(263,378)

Net increase/decrease in cash and cash equivalents	(557,370)	(246,878)

Cash and cash equivalents at beginning of period	1,254,681	1,209,154

Cash and cash equivalents at end of period	$697,311	$962,276

PSH ACQUISITION CORPORATION

Notes to Consolidated Financial Statements

Basis of Presentation

The accompanying consolidated balance sheet at May 31, 2004, the consolidated statements of operations for the five months ended May 31, 2004 and 2003, and the consolidated statements of cash flows for the five months ended May 31, 2004 and 2003 are unaudited. These financial statements should be read in conjunction with PSH Acquisition Corporation’s audited financial statements for the years ended December 31, 2003 and 2002. In the opinion of PSH Acquisition Corporation’s management, the unaudited consolidated financial statements include all adjustments, consisting only of normal recurring accruals which PSH Acquisition Corporation considers necessary for a fair presentation of the financial position of PSH Acquisition Corporation as of May 31, 2004, and the results of operations for the five months ended May 31, 2004 and 2003.

Operating results for the five month periods are not necessarily indicative of the results that may be expected for a full year or portions thereof.

1.	Summary of Significant Accounting Policies

Net Patient Service Revenue

Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors, and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors. Retroactive adjustments, including revisions to estimated settlements as a result of audits by the intermediary, are accrued on an estimated basis in the period their related services are rendered and adjusted in future periods as final settlements are determined.

Net patient services revenue for the Hospital for the five months ended May 31, 2004, includes approximately $488,339, $659,801, and $3,541,774 ($469,109, $441,219, and $3,040,484 for 2003) for services provided to beneficiaries of the Department of Defense managed care program (TriCare), formerly the Civilian Health and Medical Program of the Uniformed Services (CHAMPUS), the Centers for Medicare and Medicaid Services (CMS), formerly the Health Care Financing Administration (Medicare) and the Virginia Department of Medical Assistance Services (Medicaid), respectively, under the provision of reimbursement arrangements in effect that provide for payments to the Hospital at amounts different from its established rates.

A summary of the payment arrangements with major third-party payors follows:

TriCare: Services are provided under fixed-price contracts.

Medicare: Inpatient acute care services rendered to Medicare program beneficiaries are paid at tentative rates per patient day. Defined capital costs and certain outpatient services related to Medicare beneficiaries are paid based on a cost reimbursement methodology. The Hospital is reimbursed for cost reimbursable items at a tentative rate with final settlement determined after submission of annual cost reports by the Hospital and audits thereof by the Medicare fiscal intermediary.

Medicaid: Inpatient acute care services rendered to Medicaid program beneficiaries are paid at prospectively determined rates per patient day.

PSH ACQUISITION CORPORATION

Notes to Consolidated Financial Statements (continued)

Revenues from the Medicare and Medicaid programs each accounted for approximately 47.3% and 46.4% of the Hospitals’ net patient service revenue for the five months ended May 31, 2004 and 2003, respectively. Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Hospital believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigation involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

Receivables and Bad Debts

Accounts receivable are carried at their estimated realizable value, net of an estimated allowance for uncollectible accounts. The allowance for uncollectible accounts was $699,406 at May 31, 2004.

2.	Restatement of Financial Statements

PSH Acquisition Corporation’s consolidated balance sheet as of May 31, 2004 and the consolidated statements of cash flows for the five months ended May 31, 2004 and 2003 have been restated. More specifically, a $1.5 million adjustment decreasing accounts payable and increasing retained earnings is being reflected. At May 31, 2004 accounts payable was overstated and retained earnings was understated due to the recognition of a $1.5 million distribution liability that did not exist until the sale of the assets of PSH Acquisition Corporation on June 1, 2004. The effect of the $1.5 million adjustment has also been incorporated in PSH Acquisition Corporation’s consolidated statement of cash flows for the five months ended May 31, 2004. In addition, other minor reclassifications have been included in PSH Acquisition Corporation’s statements of cash flows for the five months ended May 31, 2004 and 2003.

3.	Long-Term Debt and Lines of Credit

Long-term debt consists of the following:

May 31, 2004
BB&T term loan note	$5,256,793
BB&T term note	3,242,965
BB&T line of credit	699,366

9,199,124
Less – current portion	(1,225,657)

$7,973,467

Effective February 15, 1997, the Hospital entered into an asset purchase agreement (Agreement) with PSHC, a subsidiary of Columbia/HCA Healthcare Corporation, for the purchase of all assets owned by PSHC and employed in its operation, except as specifically excluded by the Agreement. In order to purchase the tangible and intangible assets of PSHC, the Hospital borrowed $7,000,000, from FINOVA Capital Corporation (FINOVA). The remaining balance on the FINOVA notes was refinanced with Branch Banking and Trust Company of Virginia (BB&T) with a term loan and a line of credit on December 21, 2001. New loan costs to be amortized over the term of the BB&T term loan are $75,986.

Under the terms of the BB&T term loan in the amount of $6,000,000, 119 monthly payments of $46,097 are due, commencing in January 2002, bearing interest at a monthly rate equal to the London Interbank Offered Rate (LIBOR) plus 2.15%. The interest rate was not to exceed a fixed maximum rate of 8.50% and was not to decrease below a minimum of 4.50%. On April 21, 2003, the note was modified to adjust the monthly payment amount to $42,658 and to adjust the interest rate equal to the LIBOR plus 1.90%, not to exceed a fixed maximum rate of 7.25%, nor to decrease below a minimum of 3.20%. The interest rate at May 31, 2004 was 3.20%, the minimum rate. All remaining principal and accrued interest is due on December 21, 2011.

Under the terms of the BB&T line of credit, the Hospital may borrow up to $1,500,000, increased from $1,000,000 on December 5, 2003, payable in monthly installments of interest only at a rate equal to the LIBOR plus 1.90% (3.00% at May 31, 2004). Principal and accrued interest is due in full at maturity on December 5, 2004, extended from December 31, 2003.

PSH ACQUISITION CORPORATION

Notes to Consolidated Financial Statements (continued)

In addition, on December 23, 2002, the Hospital entered into a separate line of credit agreement with BB&T for a maximum of $3.3 million, to finance the acquisition and renovation of the Poplar West Academy property through completion, but no later than December 31, 2003; at which time the line converted to a term loan to mature December 31, 2013. The interest rate will not exceed a fixed maximum rate of 7.25%, nor decrease below a minimum of 3.20%. Accrued interest is payable monthly at a rate equal to the LIBOR plus 1.90% (3.20% at May 31, 2004, the minimum rate). Payments on this term loan will commence January 31, 2004 in 119 monthly installments of $23,182. All remaining principal and interest is due upon maturity on December 31, 2013.

The terms of all obligations required the Hospital to maintain certain financial ratios for net worth and debt coverage. In addition, the debt restricts and limits additional borrowings, payment of distributions and capital expenditures. The Hospital has a waiver from the bank excluding the capital expenditures for the purchase and renovation of the Poplar West Academy property described in the debt covenants. At May 31, 2004 management of the Hospital believed it was in compliance with all restrictive covenants outlined in the new debt agreement. Borrowings are collateralized by substantially all of the property, plant and equipment and intangible assets of the Hospital.

4.	Common Stock

The Hospital has 5,000 shares authorized and 1,000 shares outstanding. The stock has no par value per share.

5.	Subsequent Events

On May 13, 2004, the Hospital entered into an asset purchase agreement, with an effective date of June 1, 2004, with HHC Poplar Springs, Inc (HHC), (a subsidiary of Horizon Health Corporation). The Hospital sold the majority of its assets for approximately $29.5 million, including the assumption of approximately $409,000 of liabilities. The asset purchase agreement also provides for additional variable payments in future years based on the performance of all of the various facilities and programs of the Hospital. Horizon Health Corporation unconditionally and irrevocably guaranteed the performance of all of the provisions of the asset purchase agreement. On June 1, 2004, the Hospital used some of the proceeds from the sale of these assets to retire all of its existing long-term debt, its outstanding line of credit balances, and related accrued interest in the amount of $9,215,081. The remaining proceeds of approximately $20 million was distributed to the shareholders.

HORIZON HEALTH CORPORATION

Unaudited Pro Forma Financial Statements

Effective June 1, 2004, the Company acquired the assets of PSH Acquisition Corporation (“PSH”), which operates five behavioral facilities with a total licensed capacity of 189 beds, in the central Virginia region, for approximately $29.6 million. The acquisition was funded by the Company’s $90 million revolving credit facility. The three owned and two leased facilities include:

•	Poplar Springs Hospital - a 125 bed acute adult and adolescent facility that also offers residential treatment services;

•	Poplar West – a 36-bed Youth Development Center that offers residential treatment care and a 60-student special educational program;

•	Poplar Place of Sutherland – an 8-bed adolescent boys group home;

•	Poplar Transitions of Shenandoah Valley – a 20-bed female adolescent residential care facility (leased); and Recovery Center of Richmond – an intensive adolescent and adult outpatient service center (leased).

The following unaudited pro forma financial statements have been prepared to give effect to the acquisition of PSH Acquisition Corporation by Horizon Health Corporation (the “Company” or “Horizon”). The unaudited pro forma statement of operations and pro forma balance sheet give effect to (i) the acquisition and (ii) the related financings. The unaudited pro forma balance sheet information as of May 31, 2004 has been prepared as if such transactions had occurred on that date, and the unaudited pro forma statements of operations for the nine months ended May 31, 2004 and for the year ended August 31, 2003 have been prepared as if such transactions had occurred at September 1, 2003 and 2002, respectively. The adjustments are described in the accompanying notes.

Unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. The unaudited pro forma financial statements with respect to the PSH Acquisition Corporation acquisition are based upon the respective historical consolidated financial statements of Horizon Health Corporation and PSH Acquisition Corporation and notes hereto. These unaudited pro forma financial statements do not include, nor do they assume, any benefits from cost savings or synergies of operations of the combined companies.

The unaudited pro forma financial statements should be read in conjunction with the historical consolidated financial statements of Horizon Health Corporation and PSH Acquisition Corporation.

HORIZON HEALTH CORPORATION

Pro Forma Consolidated Balance Sheet (Unaudited)

As of May 31, 2004

	Historical		Pro Forma
	Horizon Health	Restated Poplar Springs	Restated Adjustments		Consolidated
CURRENT ASSETS:
Cash and cash equivalents	$1,815,521	$697,311	$(697,311	)(1)	$1,815,521
Accounts receivable less allowance for doubtful accounts of $1,542,066 at May 31, 2004	17,408,914	3,671,555	(3,671,555	)(1)	17,408,914
Prepaid expenses and supplies	952,670	677,888	(558,682	)(1)	1,071,876
Other receivables	121,243	47,912	50,697	(1)	219,852
Other assets	988,972	—	—		988,972
Income taxes receivable	59,566	—	—		59,566
Deferred taxes	2,310,111	—	—		2,310,111

TOTAL CURRENT ASSETS	23,656,997	5,094,666	(4,876,851)		23,874,812

Property and equipment, net	12,500,805	10,326,713	4,106,203	(2)	26,933,721
Goodwill, net of accumulated amortization of $7,263,000 at May 31, 2004	69,953,937	—	15,529,982	(3)	85,483,919
Other indefinite life intangibles	795,988	—	—		795,988
Contracts, net of accumulated amortization of $5,882,775 at May 31, 2004	2,706,968	—	—		2,706,968
Other intangibles, net of accumulated amortization of $393,339 at May 31, 2004	383,676	—	—		383,676
Other non-current assets	548,065	152,422	(152,422	)(1)	548,065

TOTAL ASSETS	$110,546,436	$15,573,801	$14,606,912		$140,727,149

CURRENT LIABILITIES:
Accounts payable	$2,228,337	$574,025	$(300,636	)(1)	$2,501,726
Employee compensation and benefits	7,623,294	735,894	(382,507	)(1)	7,976,681
Medical claims payable	2,335,390	—	—		2,335,390
Accrued expenses and unearned revenue	7,601,165	1,262,343	(1,262,343	)(1)	7,601,165

TOTAL CURRENT LIABILITIES	19,788,186	2,572,262	(1,945,486)		20,414,962

Other noncurrent liabilities	1,570,386	—	—		1,570,386
Long-term debt	12,700,000	7,973,467	21,580,470	(1),(4)	42,253,937
Deferred income taxes	4,184,321	—	—		4,184,321

TOTAL LIABILITIES	38,242,893	10,545,729	19,634,984		68,423,606

Commitments and contingencies

STOCKHOLDERS’ EQUITY:
Preferred stock, $.10 par value, 500,000 shares authorized; none issued or outstanding	—	—	—		—
Common stock, $.01 par value, 40,000,000 shares authorized; 7,267,750 shares issued and 5,462,163 shares outstanding at May 31, 2004	72,678	564,100	(564,100	)(1)	72,678
Additional paid-in capital	22,523,408	—	—		22,523,408
Retained earnings	67,050,602	4,463,972	(4,463,972	)(1)	67,050,602
Treasury stock, at cost, 1,805,587 shares at May 31, 2004	(17,343,145)	—	—		(17,343,145)

	72,303,543	5,028,072	(5,028,072)		72,303,543

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$110,546,436	$15,573,801	$14,606,912		$140,727,149

See accompanying notes to pro forma consolidated financial statements.

HORIZON HEALTH CORPORATION

Pro Forma Consolidated Statements of Operation (Unaudited)

For the nine months ended May 31, 2004

	Historical		Pro Forma
	Horizon Health	Poplar Springs	Adjustments		Consolidated
Revenue	$128,941,504	$15,253,845	$—		$144,195,349
Cost of services	99,416,827	12,735,233	—		112,152,060

Gross profit	29,524,677	2,518,612	—		32,043,289

Selling, general and administrative	14,601,845	—	—		14,601,845
(Recovery of) provision for doubtful accounts	(249,668)	158,955	—		(90,713)
Depreciation and amortization	1,987,675	406,007	180,415	(5)	2,574,097

Operating income	13,184,825	1,953,650	(180,415)		14,958,060

Other income (expense):
Interest expense	(284,567)	(220,923)	(554,868	)(6)	(1,060,358)
Interest income and other	40,855	—	—		40,855

Income before income taxes	12,941,113	1,732,727	(735,283)		13,938,557
Income tax provision	4,960,876	—	382,021	(7)	5,342,897

Net income	$7,980,237	$1,732,727	$(1,117,304)		$8,595,660

Earnings per common share:
Basic	$1.48	$—	$0.11		$1.59

Diluted	$1.41	$—	$0.11		$1.52

Weighted average shares outstanding:
Basic	5,409,782	—	—		5,409,782

Diluted	5,668,912	—	—		5,668,912

See accompanying notes to pro forma consolidated financial statements.

HORIZON HEALTH CORPORATION

Pro Forma Consolidated Statements of Operation

For the Year Ended August 31, 2003 (Unaudited)

	Historical		Pro Forma
	Horizon Health	Poplar Springs	Adjustments		Consolidated
Revenue	$166,340,336	$17,577,795	$—		$183,918,131
Cost of services	130,384,146	14,350,542	—		144,734,688

Gross profit	35,956,190	3,227,253	—		39,183,443

Selling, general and administrative	18,062,433	—	—		18,062,433
(Recovery of) provision for doubtful accounts	(614,784)	127,702	—		(487,082)
Depreciation and amortization	2,581,245	407,992	373,904	(5)	3,363,141

Operating income	15,927,296	2,691,559	(373,904)		18,244,951

Other income (expense):
Interest expense	(401,306)	(272,177)	(806,542	)(6)	(1,480,025)
Interest income and other	105,612	—	—		105,612

Income before income taxes	15,631,602	2,419,382	(1,180,446)		16,870,538
Income tax provision	6,049,360	—	479,468	(7)	6,528,828

Net income	$9,582,242	$2,419,382	$(1,659,917)		10,341,710

Earnings per common share:
Basic	$1.83	$—	$0.14		$1.97

Diluted	$1.70	$—	$0.13		$1.83

Weighted average shares outstanding:
Basic	5,249,781	—	—		5,249,781

Diluted	5,641,618	—	—		5,641,618

See accompanying notes to pro forma consolidated financial statements.

HORIZON HEALTH CORPORATION

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Pro Forma Adjustments:

Pro forma consolidated balance sheet adjustments (1) through (4) below assume that the acquisition occurred as of May 31, 2004. Pro forma consolidated statements of operations adjustments (5) through (7) below for the nine months ended May 31, 2004 and for the year ended August 31, 2003 have been prepared as if such transactions had occurred on September 1, 2003 and 2002, respectively. Certain amounts in the PSH Acquisition Corporation’s (D/B/A Poplar Springs Hospital) historical financial statements have been reclassified to conform to classifications used by Horizon.

(1)	To adjust for certain assets and liabilities which were not acquired by Horizon per the terms of the Asset Purchase Agreement dated May 31, 2004 and the elimination of PSH Acquisition Corporation’s (D/B/A Poplar Springs Hospital) equity.

(2)	To adjust to fair value the assets of PSH Acquisition Corporation (D/B/A Poplar Springs Hospital) as determined by an independent third party.

(3)	To record goodwill as determined by the purchase price allocation. The purchase price allocation is based on preliminary estimates, which are subject to change once additional information becomes available.

Changes to these estimates could result in changes to the purchase price allocation.

(4)	To record debt of approximately $29.6 million in acquisition costs funded by Horizon’s $90.0 million revolving credit facility. This adjustment was offset by the elimination of approximately $8.0 million in debt of PSH Acquisitions Corporation (D/B/A Poplar Springs Hospital) which was not assumed by Horizon as a result of the transaction.

(5)	To adjust depreciation expense as if the properties had been acquired at the beginning of the respective periods based on the fair market value of the assets as of the date of acquisition.

(6)	To adjust interest expense associated with approximately $29.6 million in debt incurred in acquisition costs funded by Horizon’s revolving credit facility assuming a weighted average interest rate of 3.50% for the nine months ended May 31, 2004 and 3.65% for the year ended August 31, 2003. In addition PSH Acquisitions Corporation’s (D/B/A Poplar Springs Hospital) interest expense was eliminated, as the debt was not assumed by Horizon.

(7)	To reflect income taxes as if PSH Acquisition Corporation’s (D/B/A Poplar Springs Hospital) had been acquired at the beginning of the respective periods assuming a 38.3% effective tax rate for the nine months ended May 31, 2004 and 38.7% for the year ended August 31, 2003.